UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
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LoCorr Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder,

We are asking for your support to allow the LoCorr Managed Futures Strategy Fund (the “Fund”) to make changes that would significantly reduce the costs you incur as an investor in the Fund.  Fund expenses are a drag on performance and by reducing a significant portion of these expenses, net returns can be improved.

To accomplish this, the Fund will hold a Special Meeting of Shareholders on [date] at [place and time] where the Fund’s shareholders will vote on amending the Amended Management Agreement between the Fund and LoCorr Fund Management, LLC (“LFM,” the Fund’s Adviser).

LFM is seeking to amend the advisory fee paid by the Fund to 1.85%.  This would allow LFM to employ numerous sub-advisers to manage the Fund’s Futures strategy and would relieve the Fund of the expense burden of paying these managers.

If approved, Fund investors will enjoy several benefits:

•	Significantly reduced overall costs in the Fund

•	Enhanced tax efficiency

•	Improved oversight and transparency by the Adviser of the sub-advisers’ trading practices.

The Fund’s Board of Trustees approved this proposal with the belief that this proposal is in the best interests of the Fund and the Fund’s shareholders.  The Board unanimously recommends a vote “for” this proposal.  Your vote is important.  Your prompt response will reduce the need for the Fund to conduct further solicitation of proxy votes.  Please note that the costs of this proxy will be paid by the Fund’s Adviser and not by the Fund or its investors.

Please review the enclosed proxy materials and cast your vote as instructed.

Thank you for your support and for investing with us.

Sincerely,

Kevin Kinzie
President
LoCorr Investment Trust

1

Q.  Why am I receiving this proxy statement?
 A. The Adviser is seeking to increase the management fee paid by the Fund to enable the Adviser to employ various sub-advisers. If this proxy proposal is approved, the Adviser would pay these managers instead of having the Fund and its investors pay them as they do currently.  This would significantly reduce the overall costs incurred by the Fund and its investors and provide for enhanced tax efficiency.

Q.  What will the investment advisory fee be upon approval of the amended Management Agreement?
 A.  The investment advisory fee for the Fund under the amended Management Agreement will increase from 1.50% to 1.85% from the prior Management Agreement. Despite this increase, the Adviser believes that the overall costs for the Fund will be significantly lower.

 Q.  Who will pay for this proxy and the related costs?
 A.  All costs of this proxy will be paid by the Fund’s Adviser and not by the Fund or its shareholders.

Q.  What’s the deadline for submitting my vote?
A.  We encourage you to vote as soon as possible to make sure that the Fund receives enough votes to act on the proposal. By voting promptly you will reduce the need for the Fund to solicit shareholders for their votes.  Unless you attend the meeting to vote in person, your vote must be received by _____ p.m. on _________________, 2016.

Q.  Who is eligible to vote?
 A.  Any person who owned shares of the Fund on the “record date,” which was December __, 2015 (even if that person has since sold those shares).

Q.  How can I vote?
A.  You may vote by mailing in your enclosed proxy card, by phone, by internet or in person at the Special Meeting

2

 [  ], 2016

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To the Shareholders of the LoCorr Managed Futures Strategy Fund:

A Special Meeting of the shareholders of the LoCorr Managed Futures Strategy Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN 55331, will be held at the offices of the Trust on [  ], 2016, at [  ] [ .m.], Central Daylight Time, for the following purposes:

1.	To approve the Amended Management Agreement between the Trust, on behalf of the Fund, and LoCorr Fund Management, LLC (the “Adviser”); and

2.	To transact such other business as may properly come before the meeting.

The Board of Trustees has fixed the close of business on [  ], 2015] as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. The transfer books of the Fund will not be closed.

This proxy is solicited by the Board of Trustees to be voted at the Meeting or any adjournment thereto.  The cost of the proxy solicitations will be paid by the [Adviser].  Additional solicitation may be made by mail, personal interview, or telephone by [  ], a proxy solicitation firm, at the expense of the Adviser.  This proxy statement and form of proxy card are first being mailed to shareholders on or around [  ], 2016.

After careful consideration, the Board of Trustees (the “Board”) recommends that you vote “FOR” the proposal presented.

Detailed information about the proposal is contained in the enclosed materials.  Your vote is very important to us regardless of the number of shares you own.  Whether or not you plan to attend the Meeting in person, please read the Proxy Statement and cast your vote promptly.  It is important that your vote be received by no later than the time of the meeting on [  ], 2016.

Voting is quick and easy.  Everything you need is enclosed.  To cast your vote by:

•	PHONE: Call the toll-free number on your proxy card. Enter the control number on your proxy card and follow the instructions.

•	INTERNET: Visit the website indicated on your proxy card. Enter the control number on your proxy card and follow the instructions.

•	MAIL: Complete the proxy card(s) enclosed in this package. BE SURE TO SIGN EACH CARD before mailing it in the postage-paid envelope.

Please note that you may receive more than one set of proxy materials if you hold shares in more than one account.  Please be sure to vote each account by utilizing one of the methods described on the Proxy Cards or by signing and dating each Proxy Card and enclosing it in the postage-paid envelope provided for each Proxy Card.

If you have any questions after considering the enclosed materials, please feel free to contact the Fund, c/o U.S. Bancorp Fund Services, at 1-855-523-8637.

Each shareholder has the power to revoke his or her proxy at any time prior to the voting thereof by sending a letter to the Fund’s office or by executing a new proxy.  The execution and delivery of a proxy will not affect your right to vote in person if you attend the Meeting.  At the beginning of the meeting, all shareholders in attendance will be given an opportunity to revoke their proxies and to vote personally on each matter described herein.

The Fund’s most recent Annual Report for the year ended December 31, 2014 and the most recent Semi-Annual report for the period ended June 30, 2015, have been mailed previously to shareholders.  Any shareholder who desires additional copies may obtain them from the Fund’s website at http://www.locorrfunds.com/literature.html or upon request at the office of the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201; phone number: 1-855-523-8637.

By Order of the Board of Trustees

____________________________
Kevin M. Kinzie
President
LoCorr Investment Trust

LOCORR INVESTMENT TRUST
LOCORR MANAGED FUTURES STRATEGY FUND
261 SCHOOL AVENUE, 4TH FLOOR
EXCELSIOR, MN 55331

PROXY STATEMENT

FOR THE MEETING OF SHAREHOLDERS
TO BE HELD ON [  ], 2016

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of LoCorr Managed Futures Strategy Fund (the “Fund”), a series of LoCorr Investment Trust (the “Trust”), an Ohio business trust with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331, to be voted at the Special Meeting of Shareholders (the “Meeting”) to be held on [  ], 2016, at the offices of the Trust, at [  ] [ .m.], Central Daylight Time, for the purposes set forth below and as described in greater detail in this Proxy Statement.

You are entitled to vote at the Meeting and at any adjournment(s) if you owned shares of the Fund at the close of business on [ , 2015] (the “Record Date”).  The date of the first mailing of the Proxy Cards and this Proxy Statement to shareholders will be on or about [  ], 2016.

The Board is soliciting proxies from shareholders of the Fund with respect to the following proposals:

1.	To approve an amendment to the Management Agreement between the Trust, on behalf of the Fund, and LoCorr Fund Management, LLC (the “Adviser”); and

2.	To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting.  Shares represented by proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions of the shareholders.  If Proxy Cards have been executed, but no instructions are given, such proxies will be voted in favor of the proposal.  To revoke a proxy, the shareholder giving such proxy must either: (1) submit to the Fund a subsequently dated Proxy Card; (2) deliver to the Fund a written notice of revocation; or (3) otherwise give notice of revocation in open meeting, in all cases prior to the exercise of the authority granted in the proxy.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

A copy of the Fund’s most recent Annual and Semi-Annual Reports are available on the Internet at http://www.locorrfunds.com/literature.html or upon request at the office of the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201, phone number: 1-855-523-8637.  The Fund will furnish, without charge, a copy of the most recent Annual Report for the fiscal year ended December 31, 2014, and the Semi-Annual report for the six months ended June 30, 2015, to any Fund Shareholder upon request.  To request a copy, please write to the Fund c/o U.S. Bancorp Fund Services, LLC at P.O. Box 701, Milwaukee, WI 53201 or telephone the Fund at 1-855-523-8637.  You may also call for information on how to obtain directions to be able to attend the Special Meeting and vote in person.

LoCorr Managed Futures Strategy Fund is a series of LoCorr Investment Trust, an Ohio business trust organized on November 12, 2010 with principal offices located at 261 School Avenue, 4th Floor, Excelsior, MN  55331.  Its fiscal year end is December 31.

PROPOSAL

The Fund is seeking a structure that would reduce the overall costs incurred by investors and make the Fund more tax efficient.  Currently, the Fund’s Managed Futures strategy is executed through a total return swap agreement (“Swap”) made by the Fund’s wholly-owned and controlled subsidiary (“Subsidiary”).  This current structure is relatively costly and does not operate in a tax efficient manner for investors.  The current Fund structure has costs to access the Swap (about 0.50% per annum of Fund net assets) plus payment of fees to the underlying Commodity Trading Advisers (“CTAs”) that execute the Managed Futures strategy (including annual management fees of up to 1.50% plus performance fees of up to 25% of Fund profits).

The proposed structure would eliminate the Swap fee and the underlying CTAs’ management fees and incentive fees.  The proposed structure would have the Fund employ CTAs as sub-advisers who would be paid by the Adviser rather than directly by the Fund.  Thus, the reason for the Adviser to seek an increased advisory fee from 1.50% to 1.85% is to enable the Adviser to pay the CTAs as sub-advisers.

The overall cost reductions that would be enjoyed by the Fund and its investors are significantly greater than the increase in the management fee that the Fund would pay to the Adviser.  Under the new structure, the CTAs’ management fees would be paid by the Adviser out of its fee rather than being paid by the Fund resulting in savings of about 1.40% per year (based on the current weighted average fee).  The new structure will not have any performance fees for the CTAs which range up to 25% of profits.  So in a year where the CTAs produced gross profits of 10%, there would be savings of 1.65% (based on weighted average performance fees).   Finally, the Fund would no longer need to access returns via the Swap which would reduce costs by another 0.50% per year.  The overall costs incurred by investors in the proposed structure are 3.20% lower annually during a year where gross performance of CTAs is 10%.  Of course, the CTAs can generate gross returns that are better or worse than the 10% example above.  In the event of higher CTA returns, the proposed structure would offer investors even larger cost savings and in the event of lower or even negative returns (where no performance fees would be paid) the cost of the proposed structure is still at least 1.55% lower annually than the current structure.  The Fund will still be able to access similar investment strategies of CTAs at a lower cost, resulting in higher net returns.

The Fund currently executes its strategy by investing up to 25% of its total assets (measured at the time of purchase) in the Subsidiary. The Subsidiary acts as an investment vehicle in order to enter into certain investments for the Fund consistent with its investment objective and policies, as specified in the Prospectus and Statement of Additional Information for the Fund. Currently, the only investment held by the Subsidiary is the Swap, a type of derivative instrument based on a customized index designed to replicate the aggregate returns of certain CTAs selected by the Adviser.  Through the Swap, the Fund currently accesses the returns of three CTAs.

        Due to the added costs of utilizing the Swap, the Adviser has determined to eliminate the Swap arrangement. Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that allows the Adviser, with Board Approval, to enter into, terminate or amend sub-advisory agreements without obtaining shareholder approval, the Adviser intends to enter into sub-advisory arrangements directly with multiple CTAs (together, the “Sub-Advisers”). Each Sub-Adviser will be responsible for the management of a portion of the Fund’s assets and will be compensated directly by the Adviser from its management fee.

Currently, from its investment in the Swap, the Fund incurs fees equal to 0.50% of net assets. These are direct fees that are reflected in the Annual Fund Operating Expenses table of the Fund’s Prospectus. The Fund also bears indirect fees and expenses associated with its investment in the Swap. Because these are indirect fees and expenses, they are not reflected in the Annual Fund Operating Expenses table however, they directly impact the Fund and its shareholders by reducing the potential profitability of the Swap. Such indirect fees and expenses may include the management and performance fees of the CTAs.  The Swap’s returns are reduced and its losses increased by these management and performance fees, which are deducted by the counterparty in the calculation of the returns on the Swap.  In addition, a performance fee for one or more CTAs represented in the Swap may be deducted from the return of the Swap even if the aggregate returns of the Swap are negative. The management fees and performance fees of the CTAs included in the customized index can be as high as to 1.50% of net assets and up to 25% of the returns, respectively.  Such fees are accrued daily within the index and deducted from the Swap’s value quarterly.

In addition to the reduced cost to investors, elimination of the Swap will provide the Fund with a more efficient tax structure. Currently, because the Subsidiary is a controlled foreign corporation, any income received is passed through to the Fund as ordinary income and reflected on shareholder’s tax Form 1099 as such.  Additionally, losses at the Subsidiary are not available to be carried forward nor offset by gains at the Fund level. By eliminating the Swap and engaging CTAs directly as Sub-Advisers, the Fund will be able to take advantage of more favorable capital gains treatment for any gains generated in financial futures and foreign currency activity. Furthermore, the Fund would have the opportunity to carryforward losses and offset other gains, as applicable. Investments in commodities futures would continue to generate ordinary income for any gains under the new structure, would not allow loss carryforwards or the ability to offset other gains in the Fund.

Investment Adviser

LoCorr Fund Management, LLC has served as Adviser to the Fund pursuant to the Current Management Agreement since the Fund’s inception on March 22, 2011.  The Adviser is registered with the SEC as an investment adviser.  As of December 31, 2014, the Adviser provided investment advice to the Fund with respect to approximately $491 million in assets. The Adviser’s principal address is 261 School Avenue, 4th Floor, Excelsior, MN 55331.

Description of the Current Management Agreement

The current Management Agreement, dated April 11, 2014, as amended (the “Current Management Agreement”), was initially approved at a meeting of the Board of Trustees held on January 24, 2011.  The Board, including all members of the Board who were not interested persons as defined in the Investment Company Act of 1940 (the “Independent Trustees”), initially approved the Current Management Agreement for a two-year period, with effectiveness continuing thereafter from year to year as long as the Board continues to approve the Current Management Agreement with a majority of Independent Trustees and either a majority of the outstanding voting securities of the Fund or the Trustees of the Fund.  The Current Management Agreement was last approved by the initial shareholder of the Fund in connection with the Fund’s commencement of operations on March 22, 2011. The continuance of the Current Management Agreement was last approved by the Board of Trustees, including a majority of the Independent Trustees, on February 24, 2015 and was amended on May 18, 2015 to include the LoCorr Multi-Strategy Fund.

The Current Management Agreement may be terminated at any time, on 60 days written notice, without the payment of any penalty, by the Board of Trustees, by a vote of a majority of the outstanding voting securities of the Fund, or by the Adviser. The Current Management Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder and may not be amended without the approval by vote of a majority of the Board of Trustees, including a majority of the Independent Trustees, and the outstanding voting securities of the Fund (if required under interpretations of the Investment Company Act of 1940 or by the Securities and Exchange Commission or its staff).

Pursuant to the Current Management Agreement between the Fund and the Adviser, the Adviser is entitled to receive, on a monthly basis, an annual management fee in accordance with the incremental management fee schedule below based on the Fund’s average daily net assets.

Net Assets	Incremental Management Fee
$0 – $500 million	1.50%
$500 million – $1.0 billion	1.40%
$1.0 billion – $1.5 billion	1.30%
$1.5 billion – $2.0 billion	1.20%
$2.0 billion – $2.5 billion	1.10%
Over $2.5 billion	1.00%

        In addition, the Adviser entered into an agreement with the Fund to waive or reduce the Adviser’s fees and to assume other expenses of the Fund, if necessary, in an amount that limits annual operating expenses (exclusive of any Rule 12b-1 distribution and/or servicing fees, taxes, acquired fund fees and expenses, interest, short selling expenses, brokerage commissions, expenses incurred in connection with any merger or reorganization, indirect expenses, swap fees and expenses, expenses of other investment companies in which the Fund may invest, or extraordinary expenses such as litigation and inclusive of organizational costs incurred prior to the commencement of operations) to not more than 2.25% of the average daily net assets attributable to each Class of the Fund, subject to possible recoupment from the Fund in future years on a rolling three year basis (within the three years after the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limit.

The following table summarizes the advisory fees paid by the Fund to the Adviser for the previous fiscal year ended December 31, 2014.

	Management Fees
	Accrued	Waived	Recouped	Total Paid
2014	$5,963,504	$0	$0	$5,963,504

Description of the Amended Management Agreement

If approved by shareholders, the amended Management Agreement (the “Amended Management Agreement”) will increase the annual rate for fees paid to the Adviser by the Fund to a flat fee of 1.85% of the Fund’s daily average net assets. Except for the proposed change in fee structure, all other material terms will remain the same.

In conjunction with the Amended Management Agreement, the Adviser will enter into a new Expense Limitation Agreement. Under the new expense limitation agreement, the Adviser will agree to limit the Fund’s annual operating expenses to 2.25% of the average daily net assets attributable to each Class of the Fund. All exclusions and rights to recoupment will remain the same.

The approval of the Proposal will not result in any change to the services provided by the Adviser under the Current Management Agreement.

Comparison of Fees and Expenses

The following table shows the Fund’s annual expenses based on (1) actual expenses incurred during the Fund’s fiscal year ended December 31, 2014, and (2) a pro forma basis as if the Amended Management Agreement had been in effect during the fiscal year ended December 31, 2014.

The pro forma expenses should not be considered a representation of future expenses. Actual future expenses may be higher or lower than those shown below.

	Actual with Current Management Agreement			Pro Forma under Amended Management Agreement
Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I	Class A	Class C	Class I
Maximum Sales Charge (Load) Imposed on Purchases (as a % of offering price)	5.75%	None	None	5.75%	None	None
Maximum Deferred Sales Charge (Load) (as a % of original purchase price)	1.00%	1.00%	None	1.00%	1.00%	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other Distributions	None	None	None	None	None	None
Redemption Fee (as a % of amount redeemed if sold within 30 days)	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)	Class A(1)	Class C(1)	Class I(1)	Class A	Class C	Class I
Management Fees	1.50%	1.50%	1.50%	1.85%	1.85%	1.85%
Distribution and/or Service (12b-1) Fees	0.25%	1.00%	0.00%	0.25%	1.00%	0.00%
Other Expenses				0.36%	0.36%	0.36%
Swap Fees and Expenses	0.50%(2)	0.50%(2)	0.50%(2)	N/A	N/A	N/A
Remaining Other Expenses	0.36%	0.36%	0.36%	N/A	N/A	N/A
Acquired Fund Fees and Expenses (3)	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%
Total Annual Fund Operating Expenses	2.62%	3.37%	2.37%	2.47%	3.22%	2.22%

1)
“Other Expenses” include both the expenses of the Fund’s consolidated wholly-owned subsidiary (“Subsidiary”) and the fee paid to the counterparty of the Fund’s total return swap (“Swap”), which is the primary way the Fund seeks exposure to managers’ (which are generally commodity trading advisors (“CTAs”)) trading vehicles (each, an “Underlying Fund”).  The Swap is designed to replicate the aggregate returns of the trading strategies of the CTAs through a customized index.  More information regarding the Subsidiary and the investments made to pursue the Fund’s Managed Futures strategy can be found in the “Principal Investment Strategies” section of the Fund’s Prospectus.

2)
The cost of the Swap does not include the fees and expenses of the CTAs included in the Swap.  The Swap's returns will be reduced and its losses increased by the costs associated with the Swap, which are the fees and expenses deducted by the counterparty in the calculation of the returns on the Swap, including the management and performance fees of the CTAs.  A performance fee for one or more managers represented in the Swap may be deducted from the return of the Swap even if the aggregate returns of the Swap are negative.  These fees, which are not reflected in the Annual Fund Operating Expenses table, are embedded in the return of the Swap and represent an indirect cost of investing in the Fund.  Generally, the management fees and performance fees of the CTAs included in the index range up to 1.5% of assets and up to 25% of the returns, respectively.  Such fees are accrued daily within the index and deducted from the Swap value quarterly.

3)
Acquired Fund Fees and Expenses for the Fund’s current fiscal year are the indirect costs of investing in other investment companies.  The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s financial highlights because the financial statements include only the direct operating expenses incurred by the Fund.

Example

This Example is intended to help you compare the cost of investing in the Fund both under the current structure and under the structure outlined by the Proposal.

        The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same.  Although your actual costs may be higher or lower, based upon these assumptions your costs would be:

LoCorr Managed Futures Strategy Fund (Current Management Agreement)

Class	1 Year	3 Years	5 Years	10 Years
A	$825	$1,343	$1,885	$3,359
C	$340	$1,036	$1,755	$3,658
I	$240	$739	$1,265	$2,706

LoCorr Managed Futures Strategy Fund (Amended Management Agreement)

Class	1 Year	3 Years	5 Years	10 Years
A	$811	$1,300	$1,815	$3,220
C	$325	$992	$1,683	$3,522
I	$225	$694	$1,190	$2,554

The following table reflects the advisory fee paid by the Fund to the Adviser for services rendered with respect to the Fund for the fiscal year ended December 31, 2014, what the advisory fee paid would have been for the same period under the Amended Advisory Agreement, and the difference between the actual fee and the hypothetical fee as a percentage of the actual fee.

	Fee Paid to the Adviser (current, after fee waiver)	Hypothetical Fee Paid to the Adviser (Under Amended Advisory Agreement, after fee waiver)	Increase/ (Decrease)
LoCorr Managed Futures Strategy Fund	$5,963,504	$7,354,988	23.33%

The Adviser does not manage any other funds with principal investment strategies similar to the Fund.

BOARD APPROVAL AND EVALUATION OF AMENDED MANAGEMENT AGREEMENT

 The Trustees considered the Amended Advisory Agreement between the Adviser and the Trust, with respect to the Fund, at a meeting held on November 23, 2015. The Trustees were provided with an overview of the Fund, its strategies, and information reported in the Adviser’s responses to a 15(c) questionnaire. The Trustees considered some of the key risks of the Fund, performance information, and fee and expense information of the Fund, as identified by the Adviser in its 15(c) response.

The Trustees were assisted by legal counsel throughout the Amended Advisory Agreement review process. The Trustees relied upon the advice of legal counsel and their own business judgment in determining the material factors to be considered in evaluating the New Advisory Agreement and the weight to be given to each factor considered. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the approval of the Amended Advisory Agreement.

Following their review and consideration, the Board Members determined that the terms of the Amended Management Agreement between the Adviser and the Fund are reasonable and that the approval of the Amended Management Agreement is in the best interests of the Fund and its shareholders. The Board, including the Independent Trustees, unanimously approved the Amended Management Agreement.

Nature, Extent and Quality of Services.

The Board considered the nature, extent and quality of services to be provided by the Adviser to the Fund and reviewed the 15(c) responses for each, which included a review of the key personnel of the Adviser.  The Trustees noted that the Adviser has furnished a continuous investment program for the Fund consistent with the Fund's investment objective and policies and regulatory restrictions.  The Adviser provides sub-adviser research and due diligence, oversight of trade execution and settlement support in determining the investments to be purchased, held and sold for the Funds.  The Adviser also provides overall portfolio and risk management consistent the Fund’s investment strategy.  The Trustees noted that the Adviser provided exposure to the trading programs of certain commodity trading advisors (“CTAs”) to the Fund through swaps.  The Trustees discussed the Adviser’s new proposed structure for the Fund which would eliminate such swaps and allow the Adviser to directly engage certain CTAs as sub-advisers to the Fund. The Trustees noted that the Adviser would be taking on additional oversight and evaluation responsibilities by engaging the CTAs as sub-advisers to the Fund.

The Board noted that the Adviser reported no material compliance issues to date.  The Board reviewed the Adviser’s code of ethics certification, noting that the Adviser has adopted a code of ethics as required under Rule 17j-1 of the 1940 Act.  The Board concluded that the Adviser has compliance policies and procedures in place in order to perform its duties for the Fund.

The Trustees noted that the results of the FINRA and SEC examinations of the Adviser and the Trust were communicated to the Board in previous meetings..  The Board concluded that the Adviser is well-staffed and offers the experience and expertise to continue to provide, high quality services.

Performance.

The Board reviewed and discussed the Fund’s one-year and since inception returns, noting that the one-year performance was slightly lower than the Morningstar Category Average and peer group average while the since inception performance did slightly lag both averages. The Board further noted its overall satisfaction with the Fund’s one-year and since inception performance.  A discussion ensued regarding performance of the exposure to the underlying trading programs of the various commodity trading advisers used by the Adviser.  The Board also noted that the remainder of the Fund’s assets is allocated to its fixed income strategy, which would continue to be managed by Nuveen.

Fees and Expenses; Profitability

The Board reviewed and considered the costs of services provided and profits to be realized by the Adviser, noting the proposed increase in the management fee from 1.50% to 1.85%.  The Trustees discussed the management fee increase in light of the Adviser’s additional responsibilities, the Adviser’s direct engagement of the CTAs as sub-advisers to the Fund and the fact that the proposed sub-advisers would be paid by the Adviser for their services to the Fund.  The Board also noted the overall benefit that shareholders would receive as a result of the Fund no longer having to pay swap and incentive fees and expenses.

The Trustees noted that the proposed management fee for the Fund was within the range of its peer group and Morningstar Category.  After a discussion, the Board agreed that the Fund’s proposed management fee was reasonable.

The Board reviewed the profit analysis of the Adviser with respect to the Fund and considered that the Adviser’s profits from the advisory agreement, net of sub-advisory fees and overhead, to be a fair profit.  The Board noted that the Adviser’s expected profitability margin was expected to decline in comparison to the Adviser’s profitability discussed at the most recent renewal of the Fund’s existing advisory agreement.

Economies of Scale

The Trustees noted the absence of breakpoints at this time, but considered, given the size of the Fund, breakpoints are not realistic at this time. The Board and the Adviser agreed to consider the matter of breakpoints as the Fund realizes meaningful asset growth. The Board concluded to annually monitor the Fund’s asset levels and discuss breakpoints in the future as economies are realized.

Conclusion

Having requested and received such information from the Adviser as the Trustees believed to be reasonably necessary to evaluate the terms of the Amended Advisory Agreement, and as assisted by the advice of Counsel, the Trustees concluded that the fee structure is reasonable and that approval of the New Advisory Agreement is in the best interests of the shareholders of the Fund.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR”
THE PROPOSAL

VOTING REQUIREMENTS

Quorum Requirement

In order to transact business at the Meeting, a quorum must be present.  Under the Fund’s Agreement and Declaration of Trust, a quorum is present if the holders of a majority of the total number of outstanding shares as of the Record Date are represented at the Special Meeting either in person or by proxy.  Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. As of the Record Date, the number of shares of the Fund issued and outstanding were:

Class	Shares Outstanding
Class A	[ ]
Class C	[ ]
Class I	[ ]

If a quorum is not present, the shareholders entitled to vote at the Special Meeting, present in person or represented by proxy, may vote to approve one or more adjournments of the Special Meeting to a date within a reasonable time after the Record Date to permit further solicitation of proxies with respect to the Proposal.  Any such adjournments will require the affirmative vote of a majority of the shares present, with or without a quorum.

Voting Procedures

To approve the Amended Management Agreement, shareholders are entitled to one vote per share.  An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the Amended Management Agreement.  As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

You can vote by mail, on the Internet in accordance with the instructions on the enclosed Proxy Card, by phone by calling [  ] or in person at the Meeting.

You may revoke your proxy at any time before it is exercised by sending a written revocation to the Secretary of the Fund, by properly executing and delivering a later-dated proxy, or by attending the Meeting and voting in person.  Attendance at the Meeting alone, however, will not revoke the proxy.

Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).  Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted toward the vote total for the Proposal.

Fund Shares Owned by Certain Beneficial Owners

As of the close of business on the Record Date, the following persons or entities were the only persons or entities who were record owners or, to the knowledge of the Fund, were beneficial owners of 5% or more of the Fund’s outstanding shares.

LoCorr Managed Futures Strategy Fund
Shareholder	Shares	% Ownership	Ownership Type
[ ]	[ ]	[ ]	[ ]

Other Business

The Board does not intend to present any other business at the Meeting.  If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying Proxy Card will vote thereon in accordance with their judgment.

Unless otherwise required by the 1940 Act or SEC rules and regulations, the Fund is not required to hold annual meetings of shareholders and currently does not intend to hold such meetings.  Any shareholder proposal intended to be presented at any future meeting of shareholders must be received by the Fund at its principal office a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in that Proxy Statement relating to such meeting.

ADDITIONAL INFORMATION ABOUT THE FUND

Investment Adviser

LoCorr Fund Management, LLC with its principal place of business at 261 School Avenue, 4th Floor, Excelsior, MN 55331, serves as the investment adviser to the Fund.  The following table is a list of the officers of the Adviser and their positions with the Fund, if any.  The business address for the officers listed below is 261 School Avenue, 4th Floor, Excelsior, MN 55331.

Name	Position with Adviser	Position with Fund
Kevin M. Kinzie	Chief Executive Officer	Trustee, President
Jon C. Essen	Chief Operating Officer, Chief Compliance Officer	Trustee, Treasurer, Secretary, Chief Compliance Officer

Octavus Group, LLC controls the Adviser through its 100% ownership of the outstanding equity interests of the Adviser.

Investment Sub-Adviser

Nuveen Asset Management, LLC (“Nuveen”), with its principal place of business at 333 West Wacker Drive, Chicago, IL 60606, serves as a sub-adviser to the Fund.  Subject to the authority of the Board of Trustees and oversight by the Adviser, Nuveen is responsible for management of the Fund's fixed income investment portfolio according to the Fund's investment objective, policies and restrictions.  Nuveen is paid by the Adviser, not the Fund.  Nuveen has decades of experience managing fixed income assets for individual investors and institutional clients such as the Fund.  As of December 31, 2014, Nuveen had over $135 billion in assets under management.

Other Service Providers

Distributor

Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin  53202, is the principal underwriter/distributor for the shares of the Fund.  The distributor is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc.  Shares of the Fund are offered on a continuous basis.

Administrators

U.S. Bancorp Fund Services, LLC (“USBFS”), with principal offices located at 615 East Michigan Street, Milwaukee, WI 53202 acts as administrator to the Fund.

Fund Accountant and Transfer Agent

USBFS also serves as the Fund’s accountant, transfer agent and dividend disbursing agent under separate agreements with the Fund.

Custodian

U.S. Bank, N.A., (the "Custodian") which has its principal office at 1555 N. RiverCenter Dr., Milwaukee, WI 53212, serves as the custodian of the Fund’s assets pursuant to a Custody Agreement by and between the Custodian and the Trust on behalf of the Fund.

Householding

If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Proxy Statement will be sent to shareholders at the same address.  However, each shareholder will receive separate Proxy Cards.  If you would like to receive a separate copy of the Proxy Statement or Annual or Semi-Annual Reports to shareholders, please call 1-855-523-8637 or write to the Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI  53201-0701.  If you currently receive multiple copies of Proxy Statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call 1-855-523-8637 or write to the Funds c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY.

                Your attendance at the Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in the Funds, and we would appreciate a phone call or letter on or before [  ], 2016 to indicate that you expect to be in attendance at the Meeting on [  ], 2016.

By Order of the Board of Trustees.

Jon C. Essen
Secretary, Chief Compliance Officer LoCorr Investment Trust

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER REGISTRATION HERE

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-866-828-6951 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

LoCorr Managed Futures Strategy Fund

LOCORR INVESTMENT TRUST

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERSTO BE HELD ON [DATE DATE DATE 2016]

The undersigned, revoking prior proxies, hereby appoints Name, Name and Name, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of LoCorr Managed Futures Strategy Fund (the "Fund") to be held at 261 School Avenue, 4th Floor, Excelsior, MN 55331, on Month Day, 2016, at HH:MM p.m. Central Daylight Time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-866-828-6951**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [DATE HERE]. The proxy statement for this meeting is available at:

http://www.locorrfunds.com/literature.html

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

PROXY CARD

LoCorr Managed Futures Strategy Fund

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1. To approve the Amended Management Agreement between the LoCorr Investment Trust, on behalf of the Fund, and LoCorr Fund Management, LLC (the "Adviser")	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]